RATIO OF EARNINGS TO FIXED CHARGES                EXHIBIT 12

(Thousands of dollars)                       Nine Months Ended
                                             September 30, 1998
                                             ------------------
EARNINGS

Income before interest expense                     $24,578
Add:
Income tax items                                     8,803
Income tax on other income                           1,243
Amortization of debt discount,
  premium expense                                      216
Allowance for funds used during construction -
  borrowed funds                                        42
Interest on rentals                                    678
                                                   -------
  Total Earnings                                   $35,560
                                                   =======
FIXED CHARGES

Interest on long-term debt                          $7,356
Other interest                                         558
Amortization of debt discount, premium expense         216
Interest on rentals                                    678
                                                    ------
  Total Fixed Charges                               $8,808
                                                    ======

RATIO OF EARNINGS TO FIXED CHARGES                   4.04x
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